As filed with the Securities and Exchange Commission on December 9, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TARGA RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3701075 (I.R.S. Employer Identification No.)
1000 Louisiana, Suite 4300
Houston, Texas 77002
(713) 584-1000
(Address of principal executive offices, including zip code)

TARGA RESOURCES CORP. 2010 STOCK INCENTIVE PLAN
(Full title of the plan)
Rene R. Joyce
Chief Executive Officer
1000 Louisiana, Suite 4300
Houston, Texas 77002
(713) 584-1000
(Name, address and telephone number of agent for service)
copy to:
David P. Oelman
Christopher S. Collins
Vinson & Elkins LLP
1001 Fannin Stree, Suite 2500
Houston, Texas 77002
(713) 758-2222
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered (1)	price per share (2)	offering price (2)	registration fee
Common Stock, $0.001 par value	5,000,000 shares	$24.35	$121,750,000	$8,680.78

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Common Stock as may become issuable pursuant to the adjustment provisions of the Targa Resources Corp. 2010 Stock Incentive Plan.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price for the 5,000,000 shares being registered hereby is based on a per share price of $24.35, which is the average of the high and low trading prices per share of our common stock, as reported by the New York Stock Exchange on December 7, 2010.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Targa Resources Corp. (the “Registrant”) will send or give to all participants in the Targa Resources Corp. 2010 Stock Incentive Plan (the “Plan”) the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the note to Part I of Form S-8, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:
     (a) The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-169277) relating to the Registrant’s Registration Statement on Form S-1, initially filed with the Commission on September 9, 2010.
     (b) The description of the Registrant’s Common Stock, contained in the Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-169277) relating to the Registrant’s Registration Statement on Form S-1, initially filed with the Commission on September 9, 2010, including any amendment or report filed for the purpose of updating such description.
     Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Registrant’s certificate of incorporation limits the liability of the directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporate Law (“DGCL”), as follows: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Delaware General Corporate Law (“DGCL”), or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Registrant’s directors are not liable as permitted by any future amendment to the DGCL that further limits the liability of a director. Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal, or modification.
     The Registrant’s certificate of incorporation and bylaws also provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Registrant’s bylaws also permit the Registrant to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as an officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. The Registrant has entered into indemnification agreements with each of the Registrant’s current directors and officers. Under the terms of the indemnification agreements, the Registrant has generally agreed to indemnify an officer or director for liabilities incurred to the fullest extent permitted by the Delaware General Corporation Law. Also, as permitted under Delaware law, the indemnification agreements require the Registrant to advance expenses in defending any such action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Registrant.
     The Registrant is not obligated to indemnify or advance expenses (i) with respect to proceedings brought voluntarily by indemnitee, except with respect to proceedings brought to establish a right to indemnification, (ii) for amounts paid directly to indemnitee by director and officers’ liability insurance, (iii) for expenses or payment of profits that occurred as a result of a violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, (iv) where such indemnification is prohibited by law, or (v) where the Registrant was not given the opportunity to participate in the defense of the action or where settlement was made without the Registrant’s prior written consent.
     In general, a determination may be made that the indemnitee has not met the requirements for indemnification by the disinterested directors on the board of the Registrant, a committee of disinterested directors, independent legal counsel, or the stockholders. The indemnification agreements provide that indemnitee shall be covered by any director and officers’ liability insurance policies maintained by the Registrant to the maximum extent coverage is available.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1	Form of Amended and Restated Certificate of Incorporation of Targa Resources Corp. (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Company’s Form S-1 Registration Statement filed with the Commission on November 12, 2010).

4.2	Form of Amended and Restated Bylaws of Targa Resources Corp. (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Company’s Form S-1 Registration Statement filed with the Commission on November 12, 2010).

4.3	Targa Resources Corp. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.93 to the Registrant’s Form S-1 (File No. 333-169277), initially filed on September 9, 2010).

4.4*	Form of Restricted Stock Agreement.

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 6, 2010.

TARGA RESOURCES CORP.
By:	/s/ Matthew J. Meloy
	Name:	Matthew J. Meloy
	Title:	Senior Vice President and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints each of Rene R. Joyce and Jeffrey J. McParland and each of them, severally, acting alone and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on December 6, 2010.

Signature	Title

/s/ Rene R. Joyce Rene R. Joyce	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Matthew J. Meloy Matthew J. Meloy	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John R. Sparger John R. Sparger	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ James W. Whalen James W. Whalen	Executive Chairman and Director

/s/ Charles R. Crisp Charles R. Crisp	Director

/s/ In Seon Hwang In Seon Hwang	Director

/s/ Chansoo Joung Chansoo Joung	Director

/s/ Peter R. Kagan Peter R. Kagan	Director

/s/ Chris Tong Chris Tong	Director

EXHIBIT INDEX
     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1	Form of Amended and Restated Certificate of Incorporation of Targa Resources Corp. (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Company’s Form S-1 Registration Statement filed with the Commission on November 12, 2010).

4.2	Form of Amended and Restated Bylaws of Targa Resources Corp. (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Company’s Form S-1 Registration Statement filed with the Commission on November 12, 2010).

4.3	Targa Resources Corp. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.93 to the Registrant’s Form S-1 (File No. 333-169277), initially filed on September 9, 2010).

4.4*	Form of Restricted Stock Agreement

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.